Exhibit 10.56

EaglePicher™

EPP-0109-8362

Prepared by:
EaglePicher Technologies, LLC
C & Porter Streets
Joplin, MO 64801

POC Contracts:
Erica Wilson
Contract Administrator
Tel 417.623.8000 ext. 699
Fax 417.623.0850
erica.wilson@eaglepicher.com

POC Program:
Scott Reeves
Program Manager
Tel 417.623.8000 ext. 429
Fax 417.623.5556
scott.reeves@eaglepicher.com

This proposal or quotation includes proprietary data which is competition sensitive and shall not be disclosed outside mPhase Technologies and shall not be duplicated, used or disclosed – in whole or in part – for any purpose other than to evaluate this proposal or quotation. If, however, a contract is awarded to EaglePicher Technologies, LLC because of – or in connection with – the submission of this data, mPhase Technologies shall have the right to duplicate, use or disclose the data to the extent provided in the contract. This restriction does not limit mPhase Technologies right to use information contained in the data if it is obtained from another source without restriction. This proposal or quotation, in its entirety, is subject to this restriction.

Proposal for

mPhase Technologies, Inc.

Porsche Design Studio Emergency Flashlight Reserve Battery

Submitted

January 26, 2009

mPhase Technologies Inc

1.1 Company Background

1.1.1

EaglePicher Profile

EaglePicher Technologies, LLC (EPT), an EaglePicher company, is a world leader in custom and standardized power solutions for the extreme environments of aerospace and military applications as well as medical and commercial applications. The company specializes in design and manufacture of battery cells, battery packaging, battery management systems (BMS), analysis, environmental testing, and energetic devices.

Active in battery development and testing since 1922, EPT has the most experience and broadest capability in battery electrochemistry of any battery supplier. Headquartered in Joplin, Missouri, EPT employs approximately 850 employees. The company currently maintains nine manufacturing facilities in Missouri, Kansas, Canada and Germany. EPT manufacturing facilities comprise approximately 500,000 square feet. EPT is certified with both ISO 9001:2000 and AS9100B standards. EPT is one of the three operating units of the EaglePicher Corporation (EPC). EaglePicher Corporation (EPC) is the parent company of Wolverine Advanced Materials, LLC, EP Minerals, LLC, and EaglePicher Technologies, LLC. The products and services of the operating units other than EPT include precision machined components, vibration damping, sealing materials, and diatomaceous earth products for automotive, specialty materials, and filtration industries.

1.1.2

Company Experience

Founded in Cincinnati, Ohio in 1843, EaglePicher has a rich heritage of technological leadership. Among these are the introduction of the transistor in conjunction with Bell Labs in 1947, EPT silver zinc batteries taking a critical role returning the Apollo 13 to the earth safely in 1970, and the introduction of the world’s smallest batteries for implantable medical devices in 2007. Headquartered in Dearborn, Michigan, EPC employs approximately 2,800 people worldwide. EPC is a United States (U.S.) company registered in the State of Delaware. EPT’s capabilities in product development and production demonstrate excellent levels of product assurance and reliability. EPT has attained prime supplier status for major military and aerospace battery programs by producing high quality, reliable products. Many of these products are still in production today and receive support and expertise from the seasoned professionals who worked on the programs from their inception. Table 1 lists EPT’s functional application areas. EPT has supplied in excess of 1,000 different part numbers to 250 military, aerospace and commercial customers and produces more than 25 different electrochemical systems, as well as energetic devices, flares, battery packs and electronic sub-assemblies. Active in battery development and testing since 1922, EPT has the most experience and broadest capability in battery electrochemistry of any battery supplier. EPT has over 50 years of experience in reserve battery development for military and aerospace programs.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	2

mPhase Technologies Inc

Applic ations	Primary	Reserve	Secondary	EPT Cell	Packaging	Applications	Primary	Reserve	Secondary	EPT Cell	Packaging
Aircraft Electronics	X		X	X	X	Medium Caliber		X		X
Aircraft Memory Backup	X			X		Microprobes	X			X
Aircraft Power		X		X		Planetary Probes		X		X
Air-to-Air Missiles		X		X		Return Capsules	X			X
Air-to-Ground Missiles		X		X		Safe and Arm Devices		X		X
Anti Ballistic Missiles		X		X		Satellites			X	X	X
Communications	X			X		Shuttle	X			X	X
Conventional Munitions		X		X		Small Caliber/Infantry Weapon	X			X	X
Countermines				X		Smart Munitions	X			X
Crew Served Sensors				X		Sonobouys	X	X		X
Cruise Missiles		X		X	X	Strategic Missiles		X	X	X
Dispensers				X		Submarines				X
Flight Instrumentation	X		X	X	X	Torpedos	X	X		X
Flight Termination	X	X	X	X	X	Towable Arrays	X			X
Free Fall Bombs		X		X		Unguided Rockets		X		X
Fuzes		X		X		Unmanned Air Vehicles			X		X
Gun Projectiles		X		X		Unmanned Ground Vehicles			X	X	X
Impactors	X			X		Unmanned Undersea Vehicles			X		X
Laser Guided Bombs		X		X		Warheads		X		X
Launch Vehicles		X	X	X		Weapon Aiming & Fire Control		X		X

Table 1 EPT Functional Application Areas

1.2 Program Management

1.2.1

Project Management Team

This project will maintain a program organization structure. The program will be under the supervision of a Program Manager (PM) who has total responsibility for all efforts. Other engineering and management personnel including an Engineering Manager, Engineering Leads, Program Engineer, Senior Quality Specialist, Contract Administrator and Production Supervisor support the PM. The team also contains Chemists, Electrical Engineers, Mechanical Engineers and Engineering Technicians. The PM utilizes all program team members to support the program.

1.2.2

Program Manager

The Program Manager (PM) is responsible for complete oversight of the program work effort and supports negotiations and contract requirements. The PM serves as EPT’s liaison to the customer. The PM monitors the program progress on schedule and costs and drives the resolution of all technical issues that may arise. The PM ensures the delivered product is fully compliant with the customer’s product specification and SOW. The PM reports the program status to the customer.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	3

mPhase Technologies Inc

1.2.3

Program Engineer

The Program Engineer reports to the Engineering Manager/Lead and supports Contracts, Operations, Quality & the Customer. The Program Engineer is responsible for designing the product, writing and checking production documentation, ordering parts according to schedule, participating in all program reviews as well as performing any required analysis for the program. For the Customer, the Program Engineer retrieves and presents any technical data, translates all customer requirements into written procedures, and implements customer directed changes to ensure a conforming product. The Program Engineer has the responsibility to inform the customer through the program manager and contracts of possible problems (either to the product or to the safety of operators) relating to their requirements.

1.2.4

Senior Quality Specialist

The Quality Engineer reviews all inspection procedures and documentation prior to publication. The Quality Engineer monitors hardware production and testing for anomalous conditions and compiles the End Item Data Package for the customer. The Quality Engineer supports the resolution of technical issues that may arise during product manufacture and testing. The Quality Engineer serves as the liaison to the customer’s quality assurance representative(s).

1.2.5

Contract Management

The Contract Administrator interacts with all levels of program management and other internal functional disciplines. The Contract Administrator communicates with the customer in the negotiation, structure, review, acceptance and flow-down of all proposal and contractual requirements. The Contract Administrator advises and consults with operations, program management, engineering and other functional disciplines to resolve contractual and proposal problems in a timely manner. The Contract Administrator reviews, interprets and approves contracts, modifications and change orders per established EPT standards.

2.0 Technical

2.1.1

Battery Description

*

2.1.2

Battery Outline Drawing

*

2.1.3

Battery Electrical Performance

*

3.0 Cost

3.1.1

Program Cost Summary

*

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	4

mPhase Technologies Inc

3.0 Cost

3.1.2

Standard Terms and Conditions

1.

PARTIES AND SCOPE OF WORK. These Standard Terms and Conditions for the Sale Goods and Services ("Agreement") is by and between EaglePicher Technologies, LLC, ("EPT"), a Delaware limited liability company, its subsidiaries and affiliates, ("Seller"), and the party contracting to purchase Seller’s goods and services ("Products") hereunder ("Buyer"). Buyer represents and warrants to Seller that Buyer has the authority and right to enter into this Agreement without breaching or violating any fiduciary, contractual, statutory, or other legal obligations. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third person, firm, corporation or other entity, and nothing contained herein shall be construed to create any rights benefits, remedies, obligations, or liabilities for any third party under this Agreement.

2.

GENERAL. This Agreement, along with Seller’s proposal or quotation, Seller’s catalogs, and Seller’s Acknowledgement, shall be the only terms and conditions applicable to the sale of Seller’s Products. Seller shall furnish its Products to Buyer, subject to the terms and conditions as set forth herein. Upon acceptance, Buyer shall incorporate or otherwise acknowledge in Buyer’s purchase order or contract, the terms and conditions contained in this Agreement without alteration. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions contained in Seller’s Confirmation or Acknowledgment or any other conflict, the terms and conditions contained in this Agreement, together with any special provisions contained in Seller’s proposal, if any, shall control. By accepting the Product, Buyer agrees to be bound by and comply with all terms and conditions contained in this Agreement, including any supplements thereto, and all specifications and other documents referred to herein. Seller hereby rejects any purchase order, acknowledgement, counteroffer, other document(s), or any other attempt by Buyer, which contain terms and conditions that are different than, inconsistent with, or in addition to the terms and conditions contained in this Agreement.

3.

DELIVERY AND TITLE. A). The parties agree that any sales transactions are deemed to have occurred in the state, province, or location where Seller’s Products are manufactured. Delivery of Products shall be FOB Origin unless otherwise agreed to in writing by both parties. Unless otherwise specified, all work is to be packed in accordance with EPT’s commercial practices. Buyer shall arrange for and pay all shipping and transportation costs. Title to and risk of loss or damage shall pass to Buyer upon delivery. Seller shall deliver the Products in accordance with its Confirmation Notices or Acknowledgements, or other mutually agreed upon schedules. Buyer recognizes that U.S. Government implementation of the Defense Priorities and Allocation System (DPAS) may adversely impact the agreed upon schedule and such DPAS implementation will not be used as a basis for default. Seller shall not be responsible for failure or delay in, when such failure or delay is due to any cause beyond Seller’s reasonable control, including but not limited to, the reasons set forth in Article 9, Force Majeure below. In the event of any such delay, Seller shall have such additional time as reasonably necessary to deliver the Products.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	5

mPhase Technologies Inc

4.

EXPORT LAWS AND LICENSING. Buyer shall be responsible for timely obtaining and maintaining any required government authorizations, including but not limited to, export or import licenses, and shall provide such documentation to Seller upon request. The parties shall assist each other when such help is reasonably possible to arrange for export shipment. Seller shall not be liable if any authorization of any government is delayed, denied, revoked, restricted or not renewed, and Buyer shall not be relieved thereby of its obligations to pay Seller for the Products ordered or any other charges that are Buyer’s obligation hereunder. All shipments under this Agreement shall at all times be subject to the export control laws, rules, regulations, and any amendments thereto, of the United States of America. Buyer shall comply with all U.S. export laws, rules, regulations, and any amendments thereto, and International Traffic-in-Arms Regulations ("ITAR"), and shall not make any disposition of U.S.A.-origin Products purchased from Seller, by way of trans-shipment, re-export, diversion or otherwise, other than in and to the ultimate country of destination specified on Buyer’s order or declared as the country of ultimate destination on Seller’s invoices, except as said laws and regulations may expressly permit. Buyer shall indemnify, defend and hold Seller harmless from any and all claims, losses, penalties or other damages that may result, directly or indirectly, from Buyer’s failure to comply with any U.S. laws, including but not limited to U.S. export control laws.

5.

CHANGES AND ASSIGNMENT. Seller may, in Seller’s sole discretion and without Buyer’s consent, make changes in the Products or in processes that do not affect form, fit or function. All other changes or assignments require the prior written consent of both parties. However, Seller shall have no obligation to make changes to any Products previously delivered to Buyer. Seller may assign this Agreement, in whole or in part to any of its wholly owned subsidiaries, and may assign its account receivables, without Buyer’s written consent.

6.

QUALITY CONTROL, INSPECTION, AND ACCEPTANCE OF PRODUCTS. Seller shall manufacture any goods in accordance with Seller’s own quality control processes and procedures. Buyer’s inspection of goods or services covered under this Agreement or in Seller’s quotation shall be made at the Buyer’s facility and at Buyer’s expense. Buyer shall notify Seller within thirty (30) calendar days after delivery of any damage, discrepancy, or nonconformity, other than quantity, in the Products. Buyer’s failure to inspect or failure to timely notify Seller of any damage, discrepancy, or nonconformity shall be deemed a waiver of any and all such claims and shall relieve Seller from its obligations and any liability. Regardless, in the event that the Products do not conform to the requirements of this Agreement or a purchase order after final acceptance, Seller’s sole obligation and liability, and Buyer’s sole remedy, shall be limited to the provisions set forth in Article 11, Seller’s Warranty, below.

7.

QUANTITY. Seller’s weights and quantity counts taken at the shipping point shall govern. Buyer hereby waives any claims concerning weight or quantity excesses or shortages, unless Buyer notifies Seller in writing of any such discrepancy within ten (10) calendar days after the date of delivery.

8.

PAYMENT. Payment terms are net twenty (20) calendar days from the date of Seller’s invoice. Payment terms are contingent on Buyer’s satisfactory credit rating.

9.

EXCUSABLE DELAYS (FORCE MAJEURE). Following the occurrence of an event, circumstance or condition beyond the reasonable control of either party, including but not limited to, acts of God, actions by any government authority, governmental priorities, strike, work slowdown or other labor unrest, shortage of supplies or raw materials, fires, floods, windstorms, explosions, riots, natural disasters, wars, acts of terrorism, or sabotage, either party shall have the right, by written notice, to suspend work or make changes in delivery schedules for Seller’s goods or services to be provided under this Agreement, without liability to either party. Seller shall promptly notify Buyer when an excusable delay has occurred or when Seller reasonably believes that such the occurrence of an excusable delay is inevitable. If the work suspension or any material change in delivery schedule lasts more than ninety (90) calendar days, either party may terminate this Agreement or an individual purchase order for convenience without liability by providing written notice to the other party within two (2) business days after the expiration of such ninety (90) day period.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	6

mPhase Technologies Inc

10.

SALES AND USE TAXES. Seller shall only be responsible for the payment of income taxes and gross receipt taxes, if any, derived from the sale of its Products. Buyer shall be responsible for the payment of any and all other taxes, including but not limited to sales taxes, use taxes, duties, licenses, fees, or other charges of any nature levied in connection with the sale, use and/or delivery of Products under this Agreement. Upon Seller’s request, Buyer shall provide to Seller evidence of exportation or other evidence of tax or duty exemption. If Seller, for any reason, pays for any taxes, duties, licenses, fees, or other charges for which Buyer is responsible, Buyer shall promptly reimburse Seller for such payment, along with any other expenses related thereto, upon receipt of Seller’s invoices. This provision shall survive termination of this Agreement.

11.

SELLER’S WARRANTY. Seller warrants that, from the date of delivery and for a period of twelve (12) months thereafter, the Products shall be free from defects in material and workmanship, provided that Buyer gives notice to Seller of any such defect within fifteen (15) days of discovering the defect and provides the Product to Seller for Seller’s inspection to determine the validity of the warranty claim. Seller’s obligation under this Warranty shall not apply to any Product or part thereof, which: (a) Buyer does not properly store, install, use, or maintain; (b) Buyer modifies, other than pursuant to Seller’s written approval or instructions, if any, or subjects to testing not approved in writing by the Seller; (c) Buyer has subjected to any kind of misuse, detrimental exposure; (d) Buyer has used the Product in a manner that is inconsistent with or beyond its intended purpose; or (e) has been involved in an accident. Seller’s sole obligation and liability under this Agreement shall be limited to the repair or replacement of the Product, or the refund of the purchase price at the Seller’s sole option. The warranty period on the replacement part shall be the unexpired portion of the warranty on the part being replaced. For Products that are used in space or in launches, the warranty period shall expire within the twelve (12) month period stated above, or upon launch of the end item, whichever is sooner. As used herein, the term "launch" means the start of the main engine ignition sequence of a launch vehicle. This Article sets forth the sole and exclusive remedies for claims based upon defects or nonconformity of the Products, whether the claim is on contract, warranty, tort (including negligence), strict liability, or otherwise. EXCEPT AS PROVIDED IN THIS ARTICLE, THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, AND SELLER MAKES NO OTHER WARRANTIES WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

12.

INDEPENDENT CONTRACTOR RELATIONSHIP. Seller is an independent contractor in all its operations and activities hereunder. The employees used by Seller to perform work under this contract shall be seller’s employees exclusively without any relation whatsoever to Buyer. Each Party shall be responsible for any costs or expenses including attorney’s fees, all expenses of litigation and/or settlement, and court costs, arising from any act or omission of such party, its officers, employees, agents, suppliers, or subcontractors at any tier, in the performance of any of its obligations under this Agreement, provided, however, that EPT shall not be responsible for any such costs or expense arising from any act or omission of Buyer or Buyer’s officers, employees, agents, suppliers, or subcontractors at any tier.

13.

LIMITATION OF LIABILITY. The total, cumulative liability of Seller, including its subcontractors or suppliers, for any and all claims, including but not limited to claims based on Seller’s negligence of any degree, strict liability, breach of contract, warranty, patents or otherwise, shall not exceed the purchase price of the Product which gives rise to the claim, and any such liability shall terminate upon the expiration of the warranty period. In no event shall Seller be liable for special, indirect, incidental, exemplary, punitive or consequential damages including, but not limited to, loss of profits or revenue. Buyer assumes all risks and liability resulting from use of the Products purchased, whether used separately or in combination with other products.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	7

mPhase Technologies Inc

14.

INTELLECTUAL PROPERTY RIGHTS.

　*

15.

SELLER’S PROPERTY

A)

Seller may provide to Buyer certain items of tangible and intangible property, including but not limited to, tools, equipment, machinery, materials, drawings, specifications, computer software, documents, information, data, or other intellectual property or proprietary information, which Seller may furnish for the sole purpose of assisting Buyer in performing its obligations under this Agreement or under a purchase order, or as the parties may otherwise agree in writing ("Seller’s Property"). All such Property shall remain Seller’s personal property. All of Seller’s Property furnished to Buyer shall be deemed to be proprietary property to Seller, whether or not it is marked as such with any restrictive legend.

B)

Buyer shall exercise the same care in maintaining, storing and using Seller’s Property as it exercises with its own property, but in no event shall Buyer exercise less than reasonable care with respect to any of Seller’s Property in Buyer’s possession, reasonable wear and tear excepted. Buyer shall not commingle Seller’s Property with Buyer’s own property or that of a third party. Buyer shall insure Seller’s Property in an amount equal to the replacement cost, and name Seller as an additional insured under such insurance policy with any losses payable to Seller. Buyer shall not substitute any property for Seller’s Property and shall not use Seller’s Property except in fulfilling its obligations under this Agreement. Seller may, for any reason and upon reasonable notice to Buyer, remove Seller’s Property from Buyer’s premises at mutually agreeable dates and times, and at Seller’s Expense. If Seller requests, Buyer shall prepare such property for shipment and shall deliver it as Seller directs, at Seller’s expense. Notwithstanding the foregoing, upon completion or termination of this Agreement, Buyer shall promptly return to Seller all of Seller’s Property in Buyer’s possession.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	8

mPhase Technologies Inc

C)

Buyer shall not use, utilize, misappropriate, disclose, or reproduce Seller’s Property for any purpose, except as outlined in the terms of this Agreement. Buyer may allow its contractors to utilize Seller’s Property for the sole purpose of enabling Buyer’s contractors to assist Buyer in performing its obligations under this Agreement or as the parties may otherwise agree in writing, but only on the condition that Buyer’s contractors agree in writing to the provisions of this Article. Seller may terminate this license with or without cause at any time.

D)

In the event Seller provides any of its Property to Buyer under a bailment or consignment arrangement, or sells any of its Property to Buyer, then Buyer hereby grants to Seller, and Seller hereby reserves, a security interest in such Seller’s Property, as well as any replacements, improvements, substitutions, attachments, and accessories thereto provided by Seller, whether now existing or hereafter arising, until Seller receives payment in full. Buyer shall execute and deliver all documents that Seller may request to perfect, protect, and maintain Seller’s security interest.

16.

BANKRUPTCY, INSOLVENCY, AND CESSATION.

A)

Buyer shall provide at least fifteen (15) calendar days advance notice to Seller of any of the following events involving or affecting Buyer or Buyer’s parent, affiliates, or subsidiaries: (i) imminent filing of a bankruptcy petition of any type; (ii) declaration that Buyer or Buyer’s parent, affiliates, or subsidiaries has or will become bankrupt or insolvent, or unable to pay its debts as they become due; (iii) proposed or contemplated liquidation, dissolution receivership, or assignment for the benefit of Buyer’s creditors; or (iv) cessation of Buyer’s business or Buyer’s intent to cease to do business. Effective upon the issuance of such notice, Buyer shall be deemed in default, and Seller may in Seller’s sole discretion and notwithstanding any other provision of this Agreement, immediately cancel this Agreement or any purchase order without any liability. Buyer shall nonetheless be responsible for the payment of any outstanding balance and/or unpaid invoice owed to Seller for Products delivered to Buyer prior to the issuance of such notice.

B)

Notwithstanding the payment terms of Article 8, Payment, above, Seller may require payment by cash on delivery ("C.O.D.") or cash in advance, as a condition precedent for any future deliveries: (i) that Seller chooses to make to Buyer after the issuance of the notice under Article 15(a), or (ii) if Seller otherwise reasonably believes in its sole discretion that Buyer may file for or consent to bankruptcy, become insolvent or unable to pay its debts as they become due, or cease its operations. All other provisions of Article 10 shall nonetheless apply.

C)

Notwithstanding the payment terms of Article 8, Payment, above, Seller may also accelerate the payment terms by requiring Buyer to make payment immediately for Products delivered prior to either: (i) the issuance of the notice under Article 15(a), or (ii) the date when Seller formulates its belief that Buyer may file for bankruptcy, become insolvent or unable to pay its debts as they become due, or cease its operations. All other provisions of Article 8 shall nonetheless apply.

D)

Nothing contained in this Article 15 or elsewhere in this Agreement is intended to or shall limit or otherwise impair any right or remedy that Seller may have under applicable law.

17.

U.S GOVERNMENT CONTRACT AUDIT RIGHTS. For any U.S. Government contract or subcontract, only a United States Agency, such as the Defense Contract Audit Agency ("DCAA") shall be authorized to perform assistance audits concerning financial and engineering records. Buyer agrees, however, that the DCAA shall not disclose to Buyer, and Buyer shall not accept from the DCAA, any of Seller’s proprietary information that the DCAA may obtain as a result of any assistance audit. Seller, in its sole discretion, shall have the right to limit audits for all manufacturing and quality processes

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	9

mPhase Technologies Inc

18.

DISPUTE RESOLUTION. Any and all disputes, controversies or claims arising under or relating to any purchase order or breach, termination, or invalidation under this Agreement shall upon written notice, be referred to the respective representatives for each party. The parties, through their representatives and/or senior management shall confer in good faith to attempt to resolve the matter. If the parties are unable to resolve the matter within a reasonable amount of time, either party may refer the matter to administered mediation. If the parties are unable to fully resolve the dispute or claim through mediation, then either party may file a lawsuit in a court of competent jurisdiction, in accordance with Article 19, Governing Law, Jurisdiction, and Venue, below.

19.

NOTICES. Buyer shall provide Seller with a contact person and address for all notifications that Seller may send to Buyer under this Agreement. Buyer shall send its notices to Seller to the following address: Director of Contracts EaglePicher Technologies, LLC C& Porter Streets Joplin, Missouri 64801

20.

GOVERNING LAW, JURISDICTION, AND VENUE. The UN Convention of Contracts for the International Sale of Goods ("CISG") shall not govern the rights and obligations of the parties under this Agreement. Rather, this Agreement shall be interpreted, governed, construed and enforced in accordance with the laws of the State of Missouri, without regard to its conflicts of law principles. Buyer hereby consents to the exclusive jurisdiction of the State of Missouri, and all litigation matters shall be heard and determined by state courts located in Jasper County, Missouri or in federal courts located in the Western District of Missouri. Buyer waives any objection based on lack of personal jurisdiction; improper venue or forum non convenes.

21.

GOVERNING LANGUAGE. This Agreement, and all oral communications, writings, documents and technical information shall be in and governed by the English language.

22.

NON-WAIVER. Seller’s failure to either enforce or exercise any right, privilege, or legal remedy at any time, any provision contained in this Agreement or in a Confirmation or Acknowledgement, shall not be deemed a waiver of such provisions or right, remedy, or privilege.

23.

SURVIVABILITY. If this Agreement expires, is completed, or is terminated, Buyer shall not be relived of those obligations contained in the following provisions:

Applicable Laws
Export Control
Independent Contractor Relationship
Intellectual Property
Release of Information
Warranty

24.

REMEDIES AND SET-OFF. Seller’s remedies are cumulative and in addition to all remedies set forth herein or otherwise available, either at law or in equity. Seller may exercise its remedies either individually or cumulatively. Notwithstanding any other available remedies, Seller may, at its option, set off any deliveries of Products to Buyer for the equivalent amount of any outstanding balance and/or unpaid invoices that Buyer owes to Seller under: (a) this Agreement or a purchase order, (b) any other separate agreement or purchase order(s) between the parties, or (c) any claim, judgment or other liability by Seller against Buyer.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	10

mPhase Technologies Inc

25.

SEVERABILITY. In the event that any provision of this Agreement or in Seller’s Confirmation or Acknowledgement may be invalid, unlawful or incapable of being enforced by a rule of law or public policy, all other provisions shall, nonetheless, remain in full force and effect.

26.

TERMINATION FOR DEFAULT. Upon thirty (30) days written notice to the other party, either party may terminate this Agreement for default, in whole or in part, if the other party fails to comply with any material provisions of this Agreement and if said noncompliance is not cured within said thirty (30) day notice period. In the event of default by Seller, Buyer shall nonetheless compensate Seller for work actually completed and for work in progress. If Buyer defaults, Seller may, in its sole discretion and at anytime: (a) withhold deliveries and suspend performance; (b) continue performance if Seller deems it reasonable to do so; or (c) place the Products into storage. Seller shall submit invoices to Buyer for all costs that Seller incurs as a result of Buyer’s default. Buyer shall promptly pay to Seller the amount set forth in any such invoice. Seller shall be entitled to an extension of time for performance of its obligations equaling the period of time for Buyer’s default, whether or not Seller elects to suspend performance.

27.

PUBLICITY. The Parties are permitted to issue an initial news release, public announcement, advertisement, or any other form of publication concerning the Agreement. Subsequent news releases, public announcements, advertisements, or any other form of publication concerning the Agreement is only permitted with the advance written approval of the other Party which shall not be unreasonably withheld.

28

INDEMNIFICATION. Both parties shall defend, indemnify, and hold harmless the other and each other’s, affiliates, agents, and customers from any and all damages, liabilities, claims, losses, suits, legal actions, investigations, or any threat of the same, and any costs incurred in connection therewith, including but not limited to, attorney fees and litigation expenses, arising out of, or related to, a breach by either party of this Agreement, or which may result in any way from any accident, injury, libel, or property damage by reason of: (a) any act or omission by either party, its agents, employees, or subcontractors, except to the extent that the accident, injury, libel, or property damage is due solely and directly to the other’s negligence, or (b) Either Parties’ use of the Products in such a way that constitutes or may constitute an infringement of any patent, trade secret, trademark, service mark, copyright, or related application, or other intellectual property or confidential and proprietary information infringement. Either party may, at its sole option: (i) tender such claim to the other party to defend using legal counsel acceptable to the other party, or (ii) defend such claim by retaining legal counsel of the other party’s choosing and that party shall reimburse the other for all costs of such defense. In either case all parties shall indemnify and hold the other harmless from and against all damages arising out of or relating to such claim. If any party tenders the defense of a claim to the other and that party accepts such defense, then the other party shall be conclusively deemed to have agreed that such claim is subject to indemnification hereunder, and that that party has no claim or counterclaim against the other, all of which that party shall be deemed to have waived. If a party assumes the defense of a claim and thereafter fails to vigorously defend such claim, the other party shall have the right, at its option, to assume the defense of such claim and both parties shall remain obligated to indemnify the other hereunder. If a party assumes the defense of a claim, that party shall not settle or compromise such claim without Seller’s prior written consent. Buyer shall at all times maintain such general and other liability, property damage, and employee liability insurance in sufficient amounts that will protect Seller from any or all of the foregoing risks, and upon request Buyer shall supply certificates of insurance to Seller.

29.

SECTION HEADINGS. Section headings are for the convenience of the parties only and shall not be used to construe or interpret the terms and conditions contained herein.

30.

ENTIRE AGREEMENT. This contract, together with any purchase orders issued pursuant to this contract, including attachments and documents incorporated herein by reference, constitutes the entire agreement between Seller and Buyer, and supersedes all prior representations, agreements, understandings, and communications between Seller and Buyer.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	11

mPhase Technologies Inc

3.1.2

Special Terms and Conditions

  EP must notify mPhase at least 10 days before agreed upon completion date of each Phase of work with a status report as to whether project is on/off track.

  If project is on track, mPhase must make each payment to EP within 5 days of EP providing or shipping deliverables or as set forth in work plan objectives

  If the project is off track, mPhase reserves the right to withhold each payment until a date to provide or ship deliverables is agreed upon by both parties, or as set forth in revised work plan objectives

  Payment by mPhase to EP is required to initiate next Phase of work once both parties agree that objectives for current Phase have been met.

  EP reserves the right not to start next Phase of work until mPhase has paid according to above schedule.

  Both parties agree to terminate the project at any time if payments are not received from mPhase by EP or if EP fails to provide deliverables to mPhase or meet objectives agreed to by both parties as part of work plan.

*

The Company has, pursuant to Rule 24 (b-2) of the Securities Exchange Act of 1934, as amended, has requested Confidential Treatment for portions of the contract marked with an asterisk and has separately filed such confidential material with the Securities and Exchange Commission.

Use or disclosure of the data contained on this page is subject to the restriction on the cover page of this proposal.	12